UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2015

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, Carrie Teffner was appointed Executive Vice President and Chief Financial Officer of Crocs, Inc. (the “Company”), effective on December 16, 2015.  In connection with her appointment, Ms. Teffner will resign as a member of the Company’s Board of Directors prior to her start date with the Company.  She will serve as the Company’s principal financial officer and principal accounting officer.

Mike Smith, Interim Chief Financial Officer, tendered his resignation as principal financial officer and principal accounting officer, effective upon the effective date of Ms. Teffner’s appointment on December 16, 2015.  Mr. Smith will leave the Company in January 2016.

Ms. Teffner, age 49, has served as a member of the Company’s Board of Directors since June 2015.  From June 2013 to June 2015, she served as Executive Vice President and Chief Financial Officer of PetSmart, Inc., a specialty pet retailer of services and solutions for the lifetime needs of pets.  From October 2011 to May 2013, she was the Executive Vice President and Chief Financial Officer of Weber-Stephen Products LLC, a manufacturer of charcoal and gas grills and accessories.  From September 2009 to September 2011, she served as Chief Financial Officer of The Timberland Company, a global outdoor lifestyle brand.  From 1996 to 2009, she held positions of increasing responsibility at Sara Lee Corporation, including, among others, Senior Vice President and Chief Financial Officer of the Foodservice Division and subsequently of the Household and Body Care Division.  She holds a Bachelor of Science and a Masters of Business Administration from the University of Vermont.

Additional information about the management changes described above is included in the Company’s press release issued on November 5, 2015, which is attached hereto as Exhibit 99.1.

Employment Offer Letter of Carrie Teffner

In connection with her appointment as Executive Vice President and Chief Financial Officer, the Company entered into an employment offer letter dated November 4, 2015 with Ms. Teffner (the “Offer Letter”).  Under the Offer Letter, she will receive a $75,000 signing bonus to be paid prior to December 31, 2015 and, except with respect to death or disability, subject to repayment to the Company on a pro rata basis if she resigns for any reason prior to the two-year anniversary of her start date.  She will receive an annual base salary of $650,000, subject to periodic review and adjustment in accordance with the Company’s policies.  The Offer Letter also provides that she will be eligible to participate in the Company’s annual bonus plan with a target bonus of no less than 85% of her base salary.  She will be entitled to participate in all employee benefit plans and programs generally available to the Company’s executive officers.  The Company also agreed to reimburse her up to $15,000 in legal fees incurred in connection with her employment with the Company.

Upon commencement of her employment, Ms. Teffner will be granted a sign-on time-vesting restricted stock unit (“RSU”) award representing the right to receive shares of the Company’s common stock equal to $1,000,000, based on a 30-day weighted-average stock price as of the date Ms. Teffner’s appointment is publicly announced (the “Time-Vesting RSU Award”).  This Time-Vesting RSU Award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan (the “Plan”) and will vest in three annual installments beginning on the first anniversary of her start date, subject to her continued employment with the Company as of each vesting date.

In addition, Ms. Teffner will be granted a sign-on performance-vesting RSU award (the “Performance-Vesting RSU Award”) representing the right to receive shares of the Company’s common stock equal to $1,000,000, based on a 30-day weighted-average stock price as of the date Ms. Teffner’s appointment is publicly announced.  The Performance-Vesting RSU Award will be subject to the terms and conditions of the Plan, and, subject to Ms. Teffner’s continued employment from the date of grant, will vest as follows:

•                  in full if, between the first and fourth anniversary of Ms. Teffner’s start date, the Company’s common stock during any 30-day trading period has a volume weighted average per share trading price of at least $30.14 (the “Tier I Performance Condition”);

•                  as to only 40% of the award if the Tier I Performance Condition has not been satisfied by the fourth anniversary of her start date and the Company’s common stock at any time during the three-month period ending on the fourth anniversary of her start date has a 30-day trading volume weighted average per share trading price of at least $26.29 (the “Tier II Performance Condition”); and

•                  as to only 20% of the award if neither the Tier I Performance Condition nor the Tier II Performance Condition has been satisfied by the fourth anniversary of her start date and the Company’s common stock at any time during the three-month period prior ending on the fourth anniversary of her start date has a 30-day trading volume weighted average per share trading price of at least $22.53 (the “Tier III Performance Condition”).

The Offer Letter also provides that, for calendar years after 2016, Ms. Teffner will be eligible to participate in the Company’s long-term incentive plan (“LTIP”), subject to the terms and conditions of the then current LTIP and on a basis comparable to the other senior executives of the Company.  The target value of her LTIP award for 2016 shall be $1,000,000.

Pursuant to the Offer Letter, if Ms. Teffner is terminated by the Company without “Cause” (as defined in the Plan) or if she resigns for “Good Reason” (as defined in the Offer Letter), subject to her execution of a general release of claims, she will be entitled to receive a lump sum payment equal to her then-current base salary plus her then-current target annual bonus.  If she is terminated by the Company without Cause, resigns for Good Reason or in the event of death or “disability” (as defined in the Plan) (a termination for Cause, Good Reason, death or disability, each, a “Qualifying Termination”), the unvested portion of any time-vesting equity awards that would have vesting during the calendar year of the termination (and any performance-vesting equity awards for which the performance metrics have already been satisfied prior to the termination, other than the Performance-Vesting RSU Award) will vest based on the number of full months that have elapsed since the later of (1) the date of grant and (2) the most recent vesting date of the award divided by 12 and shall be settled at the time such awards otherwise would have been settled.  Any then-outstanding performance-vesting equity awards (other than the Performance Vesting RSU Award) for which the performance period remains open at the time of the Qualifying Termination will remain outstanding and eligible to vest if the applicable performance metrics are satisfied by the end of the applicable performance period in a prorated percentage equal to a the number of months from the grant date to the Qualifying Termination divided by the number of months in the applicable performance period.

If a Qualifying Termination occurs, subject to Ms. Teffner’s execution of a general release of claims, the Performance-Vesting RSU Award will remain outstanding and eligible to vest as follows:

•                  if the Qualifying Termination occurs prior to the fourth anniversary of Ms. Teffner’s start date and prior to the satisfaction of the Tier I Performance Condition, then a pro-rated percentage of the Performance-Vesting RSU Award will remain outstanding and eligible to vest in full if the Tier I Performance Condition is satisfied prior to the fourth anniversary of her start date, with the pro-rated percentage equal to the number of months that have elapsed since her start date and the date of the Qualifying Termination divided by 48; and

•                  if the Qualifying Termination occurs prior to the fourth anniversary of Ms. Teffner’s start date and prior to the satisfaction of the Tier I Performance Condition, then a pro-rated percentage of the Performance-Vesting RSU Award will remain outstanding and eligible to vest on the fourth anniversary of her start date at a 20% level if the Tier III Performance Condition is satisfied and at a 40% level if the Tier II Performance Condition is satisfied, in each case, at any time during the three-month period ending on the fourth anniversary of her start date, with the prorated percentage equal to the number of months that have elapsed since her start date and the Qualifying Termination divided by 48.

The Offer Letter also provides that Ms. Teffner is eligible to participate in the Company’s Change in Control Plan (the “CIC Plan”), which provides that, if a “Change in Control” (as defined in the CIC Plan) occurs, and Ms. Teffner is terminated by the Company without “Cause” (as defined in the CIC Plan) or she resigns for “Good Reason” (as defined in the CIC Plan) within the two-year period following the change in control, she will be entitled to the following payments and benefits:

•                  2.5 times the sum of (i) her annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) her target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to her in the three years prior to the year in which the change in control occurs;

•                  full vesting of any time-based equity awards held by Ms. Teffner;

•                  vesting at the target performance level of any performance-based equity awards held by Ms. Teffner;

•                  if Ms. Teffner is age 55 or over, payment by the Company of the employer and employee premiums for continued health coverage for Ms. Teffner and her covered dependents until Ms. Teffner becomes eligible to enroll in Medicare Part A or until Ms. Teffner becomes eligible for coverage under a subsequent employer’s health plan; and

•                  if Ms. Teffner is under age 55, payment by the Company of the employer and employee premiums for continued health coverage for Ms. Teffner and her covered dependents for the shorter of 18 months following cessation of employment and the period for which she is eligible for and elects such coverage.

The Offer Letter also contains a one-year noncompetition covenant and a two-year nonsolicitation of employees covenant, each of which restrict Ms. Teffner from taking part in certain activities at all times during her employment and for the specified periods following her termination of employment with the Company.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 4, 2015, between Crocs, Inc. and Carrie Teffner.

99.1	Press Release dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: November 5, 2015	By:	/s/ Gregg Ribatt
Gregg Ribatt Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 4, 2015, between Crocs, Inc. and Carrie Teffner.

99.1	Press Release dated November 5, 2015.